Exhibit 99.1

Appendix 3E
Daily share buy-back notice
(except minimum holding buy-back and
Selective buy-back)

Information and documents given to ASX become ASX's property and may be made public.
Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001
Name of entity	ARBN
NEWS CORPORATION	111 480 561

We (the entity) give ASX the following information.
Information about buy-back

1	Type of buy-back	ON MARKET
2	Date Appendix 3C was given to ASX	14 JUNE 2005

Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day
		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been	NYSE 28,301,300 CLASS B 164,674,825 CLASS A ASX 29,953,905 CLASS B 5,653,002 CLASS A	NYSE 0 CLASS B *500,000 CLASS A ASX 0 CLASS B 0 CLASS A
4	Total consideration paid or payable for the shares	NYSE US$473,437,314 CLASS B US$3,052,046,946 CLASS A ASX A$692,817,005 CLASS B A$122,492,207 CLASS A	NYSE US$0 CLASS B US$8,822,700 CLASS A ASX A$0 CLASS B A$0 CLASS A

*NOTE: Relates to NYSE trade on 6 June 2008
		Before previous day	Previous day
5	If buy-back is an on-market buy-back

NYSE-CLASS B
highest price paid: US$19.71
date: 15 MAY 2006

lowest price paid; US$15.01
date: 17 NOVEMBER 2005

NYSE-CLASS A
highest price paid: US$24.05
date: 8 FEBRUARY 2007

lowest price paid: US$14.29
date: 17 NOVEMBER 2005

ASX-CLASS B
highest price paid: A$25.80
date: 16 MAY 2006

lowest price paid: A$21.08
date: 6 DECEMBER 2005

ASX-CLASS A
highest price paid: A$23.75
date: 15 MAY 2006

lowest price paid: A$20.334
date: 26 SEPTEMBER 2005

NYSE-CLASS B
highest price paid: US$ N/A
lowest price paid: US$ N/A

NYSE-CLASS A
highest price paid: US$17.97
lowest price paid: US$17.38

ASX-CLASS B
highest price paid: A$ N/A
lowest price paid: A$ N/A

ASX-CLASS A
highest price paid: A$ N/A
lowest price paid: A$ N/A

highest price allowed under rule 7.33:

ASX-CLASS B
A$ N/A

ASX-CLASS A
A$ N/A

Participation by directors
6	Deleted 30/9/2001

How many shares may still be bought back?
7	If the company has disclosed an intention to buy back a minimum number of shares - the remaining number of shares to be bought back

Compliance statement

1. The company is in compliance with all Corporations Act requirements relevant to this buy-back.
2. These is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here: /s/ Robert K. Moon
Date: 10 June 2008

Print name: Robert K Moon
Assistant secretary-Australia